Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Incorporation

Xponential Intermediate Holdings, LLC	Delaware
Xponential Fitness LLC	Delaware
Club Pilates Franchise, LLC	Delaware
Stretch Lab Franchise, LLC	Delaware
CycleBar Holdco, LLC	Delaware
CycleBar Worldwide Inc.	Ohio
CycleBar Canada Franchising, ULC	Canada
CycleBar Franchising, LLC	Ohio
Yoga Six Franchise LLC	Delaware
Yoga Six Studio, LLC	Delaware
AKT Franchise, LLC	Delaware
AKT Studio, LLC	Delaware
Row House Franchise, LLC	Delaware
Row House Tustin, LLC	Delaware
Stride Franchise, LLC	Delaware
Xponential Fitness Brands International, LLC	Delaware
PB Franchising LLC	Delaware
PB 1001, LLC	Delaware
Xponential Finance LLC	Delaware
Rumble Franchise, LLC	Delaware
Rumble 1001, LLC	Delaware
Xponential Gift Cards LLC	Delaware
Xponential Employment Services, Inc.	Delaware
BFT Franchise Holdings, LLC	Delaware
XPOF SPV Guarantor, LLC	Delaware
XPOF Issuer, LLC	Delaware
XPOF Assetco, LLC	Delaware
Club Pilates Franchise SPV, LLC	Delaware
CycleBar Franchising SPV, LLC	Delaware
Stretch Lab Franchise SPV, LLC	Delaware
Row House Franchise, SPV, LLC	Delaware
Yoga Six Franchise SPV, LLC	Delaware
AKT Franchise SPV, LLC	Delaware
PB Franchise SPV, LLC	Delaware
Stride Franchise SPV, LLC	Delaware
Rumble Franchise SPV, LLC	Delaware
BFT Franchise SPV, LLC	Delaware
Lindora Franchise, LLC	Delaware
Xponential Procurement Services, LLC	Delaware